UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Montgomery Street, Suite 1500

San Francisco, CA 94111

(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On Wednesday, May 28, 2025, 89bio, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at 9:00 a.m. Pacific Time. As of the close of business on April 3, 2025, the record date for the Annual Meeting, there were 145,984,182 shares of common stock entitled to vote at the meeting.

At the Annual Meeting, each of the Company’s director nominees was elected and each of the other proposals voted on were approved. The final voting results are set forth below:

		Votes For	Votes Withheld	Broker Non-Votes
Proposal 1. Election of Class III Directors
• Martin Babler		104,787,288	19,874,826	9,430,895
• Derek DiRocco, Ph.D.		63,538,191	61,123,923	9,430,895
• Lota Zoth, C.P.A.		121,166,878	3,495,236	9,430,895

		Votes For	Votes Against	Abstentions
Proposal 2. Ratification of KPMG LLP as Independent Auditor		134,065,959	25,635	1,415

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Proposal 3. Advisory Vote on Executive Compensation	114,892,045	9,734,420	35,649	9,430,895

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: May 30, 2025	By:	/s/ Rohan Palekar
Rohan Palekar
Chief Executive Officer